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                                                                     EXHIBIT 21

                          Subsidiary of the Registrant


                                            State or Jurisdiction of
   Name of Subsidiary                       Incorporation or Organization
   ------------------                       -----------------------------

   Central Freight Lines, Inc.              Texas